August 10, 2011

Sun Bancorp, Inc.
226 Landis Avenue
Vineland, New Jersey  08360

Ladies and Gentlemen:

Reference is hereby made to (i) the Securities Purchase Agreement, dated as of July 7, 2010 (the “Securities Purchase Agreement”), between Sun Bancorp, Inc., a New Jersey corporation (the “Company”) and Bernard A. Brown, Sidney R. Brown, Jeffrey S. Brown, Anne E. Koons, The Four B’s, NFI Interactive Logistics, LLC, National Distribution Centers, L.P. and National Freight, Inc. (each, an “Investor” and collectively, the “Investors”); (ii) the notice given by the Company to the Investors, dated as of June 30, 2011, notifying the Investors of their gross-up right under Section 4.7 of the Securities Purchase Agreement (the “Gross-Up Right”) in connection with a proposed private placement (the “Placement”) by the Company to Anchorage Capital Master Offshore, Ltd. (“Anchorage”) of 996,705 shares of its common stock, par value $1.00 per share (“Common Stock”) for $2.85 per share of Common Stock (the “Offering Price”); (iii) the notice given by the Investors, dated as of July 12, 2011, notifying the Company of the Investors’ intention to exercise the Gross-Up Right with respect to the Common Stock issued in the Placement; and (iv) the completion on April 11, 2011 of a private placement to the Investors of an aggregate of 1,001,754 shares of Common Stock in connection with the exercise of the Gross-Up Right in connection with the underwriters’ exercise of their over-allotment option with respect to 3,750,000 shares of Common Stock in connection with a public offering of the Common Stock completed on March 22, 2011 (the “Option Securities”).  Certain capitalized terms used herein have the meanings set forth in the Securities Purchase Agreement.  This letter agreement (this “Letter Agreement”) confirms the mutual understanding and agreement of the parties hereto regarding the exercise by the Investors of the Gross-Up Right with respect to the Placement.

1.           Transaction and Purchase Price.  On the terms and subject to the conditions set forth herein, the Investors hereby agree to purchase from the Company, and the Company agrees to issue and sell to the Investors, an aggregate of 512,124 shares of Common Stock (the “Purchased Shares”) at a price per share equal to $2.85, for an aggregate purchase price of $1,459,553.40 (the “Purchase Price”). The transactions contemplated by the preceding sentence will be consummated on August 10, 2011 (the “Closing Date”). The Investors will pay the Purchase Price on the Closing Date by wire transfer of immediately available funds to the account previously designated by the Company. The Company will deliver one or more certificates evidencing the Purchased Shares to the Investors within one business day following the Closing Date. The Purchased Shares will bear the legend set forth in Section 4.3(a) of the Securities Purchase Agreement.

2.           Representations and Warranties of the Company. The Company represents and warrants as of the date of this Letter Agreement (except to the extent made only as of a specified date, in which case, as of such date) to the Investors that:

(a)
Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Company and the Company has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

(b)	Authorization.

(1) The Company has the corporate power and authority to enter into this Letter Agreement and to carry out its obligations hereunder. This Letter Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Letter Agreement by the Investors, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law). No other corporate proceedings are necessary for the execution and delivery by the Company of this Letter Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

(2) Neither the execution, delivery and performance by the Company of this Letter Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien, upon any of the properties or assets of the Company or any Company Subsidiary under any of the material terms, conditions or provisions of (A) its certificate of incorporation or bylaws (or similar governing documents) or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any ordinance, permit, concession, grant, franchise, law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches that are not material to the Company, individually or in the aggregate.

(3) Other than the securities or blue sky laws of the various states, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, in each case with respect to the Company or any Company Subsidiary is necessary for the consummation by the Company of the transactions set forth in this Letter Agreement.

(c)
Status of Securities. The Purchased Shares have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor as provided in this Letter Agreement, the Purchased Shares will be validly issued, fully paid and nonassessable and will not subject the holders thereof to personal liability and, except as to certain other investors referred to in Section 3(e) hereof, will not be subject to preemptive rights of any other stockholder of the Company, nor will such issuance result in the violation or triggering of any price-based antidilution adjustments under any agreement to which the Company or any Company Subsidiary is a party.

(d)
Capitalization.  As of August 8, 2011, and immediately prior to the completion of the transactions contemplated hereby, there were 83,080,567 shares of Common Stock outstanding and no shares of Company Preferred Stock outstanding.  Simultaneously with the purchase of Common Stock to be made hereunder, the Company will also issue 1,866,108 shares of Common Stock in the aggregate to other investors not including the Investors, allocated as set forth on Appendix A attached hereto, in respect of their contractual gross-up rights with respect to the Placement and the Option Securities, as applicable (the “Additional Share Issuances”).  Immediately following the completion of the transactions contemplated hereby and the Additional Share Issuances, (i) there will be 85,458,799 shares of Common Stock and no shares of Company Preferred Stock outstanding and (ii) no person will have contractual gross-up or other preemptive rights with respect to the Placement, the Option Securities or any other securities issued by the Company on or prior to the date hereof.

3.           Representations and Warranties of the Investors. Each Investor, severally as to himself, herself or itself and not jointly, hereby represents and warrants as of the date of this Letter Agreement (except to the extent made only as of a specified date, in which case as of such date) to the Company that:

(a)
Organization and Authority. If an entity, the Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Investor and the Investor has power and authority to own its properties and assets and to carry on its business as it is now being conducted.

(b)	Authorization.

(1) The Investor has the power and authority to enter into this Letter Agreement and to carry out its obligations hereunder. With respect to an Investor that is an entity, the execution, delivery and performance of this Letter Agreement by the Investor and the consummation of the transactions contemplated hereby have been duly authorized by the Investor and no further approval or authorization is required. Assuming due authorization, execution and delivery of this Letter Agreement by the Company, this Letter Agreement is a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law). No other proceedings are necessary for the execution and delivery by the Investor of this Letter Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

(2) Neither the execution, delivery and performance by each Investor of this Letter Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by it with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of the Investor under any of the material terms, conditions or provisions of (A) its certificate of formation or limited liability company or limited partnership agreement or similar organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which it is a party or by which it may be bound, or to which it or any of its properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or, to the knowledge of each Investor, any judgment, ruling, order, writ, injunction or decree applicable to each Investor or any of its properties or assets, except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect each Investor’s ability to perform its obligations under this Letter Agreement.

(3) No notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, in each case with respect to the Investors, is necessary for the consummation by the Investor of the transactions set forth in this Letter Agreement.

(c)
Accredited Investor.  Each Investor is an accredited investor within the meaning of Rule 501(a) of Regulation D (“Regulation D”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Investors have not solicited offers for, or offered or sold, and will not solicit offers for, or offer to sell, the Purchased Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(d)
Status of Purchased Shares.  The Investors acknowledge that the Purchased Shares (i) have not been registered under the Securities Act; (ii) are “restricted securities” within the meaning of Rule 144 under the Securities Act; (iii) may not be offered and sold unless they are subsequently registered or qualified under the Securities Act and any other applicable securities law or exemptions from such registration and qualification are available; and (iv) will bear the legend set forth in Section 4.3(a) of the Securities Purchase Agreement restricting their resale for so long as such Purchased Shares are so restricted.

(e)
Other Gross-Up Investors.  The Investors acknowledge that certain other investors have similar gross-up rights and, concurrent with its purchase of the Purchased Shares, such other investors will be purchasing additional shares of Common Stock as set forth in Appendix A attached hereto.

4.           Survival. Each of the representations and warranties set forth in this Letter Agreement shall survive the closing indefinitely. Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

5.           Registrable Securities. The parties hereto agree that, for the avoidance of doubt, the definition of the term “Registrable Securities” under the Securities Purchase Agreement shall be deemed to include the Purchased Shares.

6.           Amendment. No amendment or waiver of this Letter Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

7.           Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any party to this Letter Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

8.           Counterparts and Facsimile. For the convenience of the parties hereto, this Letter Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Letter Agreement may be delivered by facsimile or other comparable electronic means and as so delivered will be deemed as sufficient as if actual signature pages had been delivered.

9.           GOVERNING LAW. THIS LETTER AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW

YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY WILL BE TRIED EXCLUSIVELY IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK AND THE PARTIES AGREE TO SUBMIT TO THE JURISDICTION OF, AND TO VENUE IN, SUCH COURTS.

10.           WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.           Notices. The provisions of Section 6.7 of the Securities Purchase Agreement are incorporated herein by reference as if set out in full herein.

12.           Expenses.  The Company shall reimburse the Investors up to $10,000 in the aggregate for all out-of-pocket fees and expenses (including fees and expenses of legal counsel) incurred in connection with the transactions contemplated hereby.

13. Entire Agreement, Etc. (a) This Letter Agreement, together with Sections 4.6 and 4.7 of the Securities Purchase Agreement, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; (b) the terms and conditions of this Letter Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, and with respect to the Investors, their permitted assigns; and (c) this Letter Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void), except that the Investor shall be permitted to assign its rights or obligations hereunder to (i) any Affiliate entity (any such transferee shall be included in the term “Investor”); provided, further, that no such assignment shall relieve the Investor of any of its obligations under this Letter Agreement.

15.           Severability. If any provision of this Letter Agreement or the application thereof to any person (including, the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

16.           No Third Party Beneficiaries. Nothing contained in this Letter Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit right or remedies.

[Signature pages follow]

If the foregoing accurately reflects your understanding and agreement, please acknowledge the same by signing this Letter Agreement where indicated below and returning to us a copy of this letter.

Sincerely

/s/ Bernard A. Brown
BERNARD A. BROWN

/s/ Sidney R. Brown
SIDNEY R. BROWN

/s/ Jeffrey S. Brown
JEFFREY S. BROWN

/s/ Anne E. Koons
ANNE E. KOONS

NFI INTERACTIVE LOGISTICS, LLC

By:	/s/ Sidney R. Brown
Name:	Sidney R. Brown
Title:

NATIONAL FREIGHT, INC.

By:	/s/ Sidney R. Brown
Name:	Sidney R. Brown
Title:

NATIONAL DISTRIBUTION CENTERS, L.P.
By Sidney R. Brown, its general partner

By:	/s/ Sidney R. Brown
Name:	Sidney R. Brown
Title:

THE FOUR B’S

By:	/s/ Sidney R. Brown
Name:	Sidney R. Brown
Title:

Acknowledged and agreed as of the date first above written. SUN BANCORP, INC.

By:	/s/ Thomas X. Geisel
Name: Thomas X. Geisel Title: President and Chief Executive Officer

Appendix A

Investor	Number of Shares Being Purchased
WLR SBI AcquisitionCo, LLC	622,073
Maycomb Holdings II, LLC	82,278
Maycomb Holdings III, LLC	82,526
Maycomb Holdings IV, LLC	82,526
NFI Interactive Logistics, LLC	73,300
Bernard A. Brown	74,230
Sidney R. Brown	122,434
Jeffrey S. Brown	68,710
Anne E. Koons	2,500
The Four B’s	73,300
National Freight, Inc.	36,450
National Distribution Centers, L.P.	61,200
Anchorage Capital Master Offshore, Ltd.	996,705